SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

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         Date of report (Date of earliest, event reported): May 18, 2004

                             USA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

    Pennsylvania                   33-70992                  23-2679963
   (State or other          (Commission File Number)       (I.R.S. Employer
   jurisdiction of                                         Identification No.)
   incorporation or
    organization)
                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
              (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code: 610-989-0340

Item 5.  Other Events.

      On May 18, 2004, Mary West Young was appointed Chief Financial Officer of the Company replacing David M. DeMedio who had been acting as interim CFO. Mr. DeMedio has been appointed Vice President of Financial and Data Services of the Company. During the five years prior to joining the Company, Ms. Young served as Senior Vice President, Finance and Controller (2001 - 2004) of RCN Corporation, and as Vice President-Finance for De Lage Landen Financial Services, Inc. (1999
- 2000). Ms. Young is a Certified Public Accountant. The Company and Ms. Young have entered into a one-year employment and non-competition agreement providing for a base annual salary of $165,000. Ms. Young also received 200,000 shares of restricted Common Stock that were valued at $.15 per share and was granted options to purchase up to 300,000 shares of Common Stock of the Company at $.30 per share. The options vest ratably over a two-year period and are exercisable at any time during the two-year period following vesting. Ms. Young did not have any prior related transactions with the Company or any family relationships with any Director or officer of the Company. On May 19, 2004, the Company issued a press release announcing Ms. Young's appointment. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                                   SIGNATURES

      Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          USA TECHNOLOGIES, INC.

                                          By: /s/ George R. Jensen, Jr.
                                          ------------------------------------
                                          George R. Jensen, Jr.
                                          Chief Executive Officer
Dated:  May 24, 2004

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                                  EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------

  99.1                    Press Release dated May 19, 2004